                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE

                                                   (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                  QUARTER ENDED            QUARTER ENDED
                                                    OCTOBER 2                OCTOBER 3
                                                      1994                     1993
                                                    --------                 --------
Weighted average number
 of common shares outstanding. . . . . . . . . .     101,354                   99,453
 Add net shares issuable pursuant
  to employee stock option plans
  less shares assumed repurchased
  at the average market price. . . . . . . . . .       2,701                    3,452
                                                    --------                 --------
Number of shares for computation of
 primary earnings per share. . . . . . . . . . .     104,055                  102,905
  Add net additional shares issuable
   pursuant to employee stock option plans
   at period-end market price. . . . . . . . . .                                  255
  Add additional shares issuable
   assuming conversion of
   subordinated debentures . . . . . . . . . . .       8,130                    9,854
                                                    --------                 --------
Number of shares for computation of
 fully diluted earnings per share. . . . . . . .     112,185                  113,014
                                                    --------                 --------
                                                    --------                 --------

Net income for computation of primary
 earnings per share. . . . . . . . . . . . . . .    $ 29,764                 $ 24,484
 Add savings on assumed dilutive conversion
  of subordinated debentures net of tax. . . . .       1,136                    1,465
                                                    --------                 --------
Net income for computation of fully diluted
 earnings per share. . . . . . . . . . . . . . .    $ 30,900                 $ 25,949
                                                    --------                 --------
                                                    --------                 --------
Net income per share:
 Assuming primary dilution . . . . . . . . . . .        $.29                     $.24
                                                        ----                     ----
                                                        ----                     ----

 Assuming full dilution. . . . . . . . . . . . .        $.28                     $.23
                                                        ----                     ----
                                                        ----                     ----


                  WENDY'S INTERNATIONAL, INC. AND SUBSIDIARIES
                                   EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE


                                                  (IN THOUSANDS EXCEPT PER SHARE DATA)
                                                  YEAR-TO-DATE            YEAR-TO-DATE
                                                     ENDED                    ENDED
                                                    OCTOBER 2                OCTOBER 3
                                                      1994                     1993
                                                    --------                 --------
Weighted average number
 of common shares outstanding. . . . . . . . . .     101,151                   99,162
 Add net shares issuable pursuant
  to employee stock option plans
  less shares assumed repurchased
  at the average market price. . . . . . . . . .       3,214                    3,405
                                                    --------                 --------
Number of shares for computation of
 primary earnings per share. . . . . . . . . . .     104,365                  102,567
  Add net additional shares issuable
   pursuant to employee stock option plans
   at period-end market price. . . . . . . . . .                                  185

  Add additional shares issuable
   assuming conversion of
   subordinated debentures . . . . . . . . . . .       8,130                    8,130
                                                    --------                 --------
Number of shares for computation of
 fully diluted earnings per share. . . . . . . .     112,495                  110,882
  Add additional shares issuable
   assuming conversion of
   subordinated debentures (a) . . . . . . . . .                               1,724
Number of shares for computation of                 --------                 --------

 fully diluted earnings per share (a). . . . . .     112,495                  112,606
                                                    --------                 --------
                                                    --------                 --------

Net income for computation of primary
 earnings per share. . . . . . . . . . . . . . .    $ 75,598                 $ 61,675
  Add savings on assumed dilutive conversion
   of subordinated debentures net of tax . . . .       3,408                    3,351
                                                    --------                 --------
Net income for computation of fully diluted
 earnings per share. . . . . . . . . . . . . . .      79,006                   65,026
  Additional savings on assumed conversion
   of subordinated debentures (a). . . . . . . .                                1,044
                                                    --------                 --------
Net income for computation of fully diluted
 earnings per share (a). . . . . . . . . . . . .    $ 79,006                 $ 66,070
                                                    --------                 --------
                                                    --------                 --------
Net income per share:
 Assuming primary dilution . . . . . . . . . . .        $.72                     $.60
                                                        ----                     ----
                                                        ----                     ----

 Assuming full dilution. . . . . . . . . . . . .        $.70                     $.59
                                                        ----                     ----
                                                        ----                     ----

(a) THIS CALCULATION IS SUBMITTED IN ACCORDANCE WITH REGULATION S-K ITEM 601(B)(11) ALTHOUGH IT IS CONTRARY TO PARAGRAPH 40 OF APB OPINION NO. 15 BECAUSE IT PRODUCES AN ANTI-DILUTIVE RESULT.


                                      -15-